EXHIBIT 99.1

PRA Group Reports Fourth Quarter and Full Year 2015 Results

Acquires Recovery Management Systems Corporation

NORFOLK, Va., Feb. 25, 2016 (GLOBE NEWSWIRE) -- PRA Group (Nasdaq:PRAA), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the fourth quarter and full year of 2015.  The company reported diluted earnings per share of $0.86 and non-GAAP diluted earnings per share of $1.03 for the fourth quarter of 2015. For the full year, the company reported diluted earnings per share of $3.47 and non-GAAP diluted earnings per share of $4.30.  Non-GAAP financial results are presented in constant currency with the third and fourth quarter of 2014 and exclude items unrelated to normal operations.  A reconciliation of all non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.

The company also announced the acquisition of certain assets of Recovery Management Systems Corporation (RMSC). The transaction also includes the hiring of most RMSC employees.  Mike Petit, president of PRA Insolvency Investment Services, said, “We are extremely impressed with RMSC’s technology platform supporting its bankrupt account processing and recovery management business. This acquisition strengthens and broadens our ability to offer bankruptcy processing services to our clients and complements our existing Insolvency business.”

Fourth Quarter Highlights

  Cash collections of $369.4 million, non-GAAP cash collections of $380.3 million.
  Revenues of $230.2 million, non-GAAP revenues of $236.7 million.
  Income from operations of $71.2 million, non-GAAP income from operations of $87.4 million.
  Net income of $41.0 million, non-GAAP net income of $49.0 million.
  Return on average equity, annualized, of 19.8%, non-GAAP return on average equity, annualized, of 27.5%.
  $225.9 million in investments.

Full Year Highlights

  Cash collections of $1.54 billion, non-GAAP cash collections of $1.56 billion.
  Revenues of $942.0 million, non-GAAP revenues of $954.4 million.
  Income from operations of $310.3 million, non-GAAP income from operations of $363.0 million.
  Net income of $167.9 million, non-GAAP net income of $207.9 million.
  Return on average equity of 19.9%, non-GAAP return on average equity of 24.6%.
  $963.8 million in investments.

“One thing remains evident for our future long term results, the industry consolidation in the U.S. Core market remains a critical positive for us,” said Steve Fredrickson, chairman and chief executive officer, PRA Group.  “When any of the events decreasing supply in the U.S. change, PRA will be there to win our fair share and our results should begin to show the effects soon thereafter.  We feel confident that with our industry low leverage, we will be ready and able to purchase portfolios that are within our return profile both now and when volume inevitably picks up.  In the meantime, we are highly profitable, producing strong results for shareholders, while we grow rapidly in Europe and South America, and improve our operating effectiveness consistently.”

REVENUES AND CASH COLLECTIONS

  Total revenues of $230.2 million in the fourth quarter included finance receivables income net of principal amortization and net allowance charges.  Non-GAAP total revenues for the quarter were $236.7 million versus $250.7 million in year-ago quarter.  For the full year, total revenues were $942.0 million.  Non-GAAP total revenues for the full year were $954.4 million versus $881.0 million in 2014.
  Cash collections were $369.4 million.  Non-GAAP cash collections were $380.3 million, an increase of 2% over the year-ago quarter.  Cash collections for the year were $1.54 billion and non-GAAP cash collections were $1.56 billion.  Both GAAP and non-GAAP cash collections are reported below and included collections from these finance receivables sources:

Cash Collection Source ($ in thousands)	Q4-2015	Q3-2015	Q2-2015	Q1-2015	Q4-2014
Americas-Core	$195,834	$210,725	$218,838	$219,371	$185,921
Americas-Insolvency	73,843	81,865	92,974	95,533	103,104
Europe-Core	97,149	85,635	76,602	83,876	84,398
Europe-Insolvency	2,545	2,528	1,210	967	5
Total Cash Collections	$369,371	$380,753	$389,624	$399,747	$373,428

Cash Collection Source - Constant Currency Adjusted ($ in thousands)	Q4-2015	YTD-2015		Q4-2014	YTD-2014
Americas-Core	$196,967	$846,703		$185,921	$752,995
Americas-Insolvency	73,843	344,215		103,104	458,451
Europe-Core	106,899	363,557		84,398	167,361
Europe-Insolvency	2,546	7,252		5	5
Total Cash Collections	$380,255	$1,561,727		$373,428	$1,378,812

  Principal amortization of finance receivables in the fourth quarter was $160.9 million or 43.6% of cash collections, compared with 40.4% in the year-ago quarter.   Principal amortization included a net allowance charge of $11.5 million recorded against certain pools of finance receivables in the quarter, compared with a net allowance charge of $1.0 million recorded in the year-ago quarter.  Non-GAAP principal amortization was $166.5 million in the fourth quarter of 2015.  Full year principal amortization of finance receivables was $674.4 million or 43.8% of cash collections, including a net allowance charge of $29.4 million.  Non-GAAP principal amortization for the full year was $685.4 million.
  Revenues in the fourth quarter also included income from PRA Group’s fee-based businesses of $19.6 million, compared with $22.8 million in the year-ago quarter, and other income of $2.1 million compared with $5.3 million in the year-ago quarter.  For the full year, fee revenue was $64.4 million and other income was $12.5 million.

EXPENSES AND OPERATING INCOME

  Operating expenses were $159.0 million in the fourth quarter, compared with $140.9 million a year ago.  Operating expenses include an accrual to reflect the fact that the company has signed an agreement in principle with the opposing parties in its TCPA lawsuit and is seeking final judicial approvals.  Non-GAAP operating expenses were $149.4 million versus $137.8 million a year ago.  For the full year, operating expenses were $631.7 million, compared with $538.9 million in 2014.  Non-GAAP operating expenses for the full year were $591.5 million versus $520.6 million in 2014.
  Operating income in the fourth quarter was $71.2 million, compared with $109.9 million in the year-ago quarter.  Non-GAAP operating income was $87.4 million in the fourth quarter versus $112.9 million a year ago.  For the full year, operating income was $310.3 million versus $342.1 million in 2014.  Non-GAAP operating income for the full year was $363.0 million versus $360.4 million in 2014.  The operating margin was 30.9% in the fourth quarter and the non-GAAP operating margin was 36.9%.  For the full year, the operating margin was 32.9% and the non-GAAP operating margin was 38.0%.
  The provision for income taxes was $15.2 million in the fourth quarter compared to $46.5 million in the year-ago quarter.  PRA Group’s provision for income taxes was 27.0% of income before taxes in the fourth quarter, compared with 49.7% in the year-ago quarter.  Non-GAAP provision for income taxes in the fourth quarter was $20.3 million versus $47.5 million a year ago.  For the full year, the provision for income taxes was $89.4 million or 34.7% of income before taxes.  Non-GAAP provision for income taxes for the full year was $105.2 million or 33.6% of income before taxes.

PORTFOLIO ACQUISITIONS

  PRA Group invested $225.9 million in new finance receivables in the fourth quarter.

Portfolio Purchase Source ($ in thousands)	Q42015	Q32015	Q22015	Q12015	Q42014
Americas-Core	$120,554	$90,912	$98,317	$138,498	$119,714
Americas-Insolvency	20,589	9,300	19,111	16,437	24,949
Europe-Core (1)	79,735	240,385	88,499	21,579	123,194
Europe-Insolvency	4,976	3,959	2,450	8,510	11,625
Total Portfolio Purchasing	$225,854	$344,556	$208,377	$185,024	$279,482

(1) Excludes the $27.9 million and $34.7 million investment in the securitized fund in Poland during the three months ended March 31, 2015 and December 31, 2014, respectively.

BALANCE SHEET

  Borrowings totaled $1,723.3 million as of December 31, 2015, consisting of $541.8 million drawn on the domestic and Canadian revolver, $576.4 million drawn on the multi-currency revolver, $265.1 million in convertible senior notes, $170.0 million in other long-term debt and $169.9 million in notes payable.  Total borrowings were $1,482.5 million as of December 31, 2014.
  Cash and cash equivalents were $71.4 million as of December 31, 2015, compared with $39.7 million as of December 31, 2014.
  Net deferred tax liabilities were $261.5 million as of December 31, 2015, compared with $255.6 million as of December 31, 2014.
  Equity was $800.5 million as of December 31, 2015, compared with $902.2 million as of December 31, 2014.

Conference Call Information
PRA Group will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts.  To listen to a webcast of the call, visit http://ir.pragroup.com/events.cfm.  To listen by phone, call 888-695-7639 in the U.S. or 970-315-0482 outside the U.S.  The conference ID is 50970357.  A question-and-answer session on the call will be open only to analysts or investors.  To listen to a replay of the call until March 3, 2016, call 855-859-2056 in the U.S. or 404-537-3406 outside the U.S. and use conference ID 50970357.

About PRA Group
As a global leader in acquiring and collecting nonperforming loans, PRA Group (Nasdaq:PRAA) returns capital to banks and other creditors to help expand financial services for consumers in the Americas and Europe. PRA Group companies collaborate with customers to help them resolve their debt and provide a broad range of additional revenue and recovery services to business and government clients.

PRA has been recognized as one of Fortune's 100 Fastest-Growing Companies for three years and one of Forbes' Best Small Companies in America for eight consecutive years since 2007. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein which are not historical in nature, including PRA Group’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group’s filings with the Securities and Exchange Commission including but not limited to PRA Group’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through PRA Group's website, which contain a detailed discussion of PRA Group's business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenues:
Income recognized on finance receivables, net	$208,471	$222,660	$865,122	$807,474
Fee income	19,649	22,800	64,383	65,675
Other revenue	2,065	5,271	12,513	7,820
Total revenues	230,185	250,731	942,018	880,969

Operating expenses:
Compensation and employee services	68,670	65,448	268,345	234,531
Legal collection fees	11,873	15,125	53,393	51,107
Legal collection costs	16,774	15,725	76,063	88,054
Agency fees	8,182	7,497	32,188	16,399
Outside fees and services	27,309	15,707	65,155	55,821
Communication	6,601	7,715	33,113	33,085
Rent and occupancy	3,991	3,477	14,714	11,509
Depreciation and amortization	4,935	5,307	19,874	18,414
Other operating expenses	10,678	4,870	68,829	29,981
Total operating expenses	159,013	140,871	631,674	538,901

Income from operations	71,172	109,860	310,344	342,068

Other income and (expense):
Interest expense	(15,321)	(13,493)	(60,336)	(35,226)
Foreign exchange gain/(loss)	301	(2,898)	7,514	(5,829)
Income before income taxes	56,152	93,469	257,522	301,013

Provision for income taxes	15,164	46,478	89,391	124,508
Net income	$40,988	$46,991	$168,131	$176,505
Adjustment for net income attributable to noncontrolling interest	18	-	205	-
Net income attributable to PRA Group, Inc.	$40,970	$46,991	$167,926	$176,505

Net income per common share attributable to PRA Group, Inc.:
Basic	$0.87	$0.94	$3.49	$3.53
Diluted	$0.86	$0.93	$3.47	$3.50

Weighted average number of shares outstanding:
Basic	47,197	49,892	48,128	49,990
Diluted	47,539	50,444	48,405	50,421

PRA Group, Inc.
Unaudited Consolidated Balance Sheets
(in thousands)

	December 31,
ASSETS	2015	2014

Cash and cash equivalents	$71,372	$39,661
Investments	73,799	89,703
Finance receivables, net	2,202,113	2,001,790
Other receivables, net	30,771	12,959
Income taxes receivable	1,717	-
Net deferred tax asset	13,068	6,126
Property and equipment, net	45,394	48,258
Goodwill	495,156	527,445
Intangible assets, net	23,788	10,933
Other assets	39,528	41,876

Total assets	$2,996,706	$2,778,751

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$4,190	$4,446
Accrued expenses	95,380	89,361
Income taxes payable	21,236	11,020
Net deferred tax liability	261,498	255,587
Interest-bearing deposits	46,991	27,704
Borrowings	1,723,268	1,482,456
Other liabilities	4,396	5,962

Total liabilities	2,156,959	1,876,536

Equity:
Preferred stock, par value $0.01, authorized shares, 2,000, issued and outstanding shares, 0	-	-
Common stock, par value $0.01, authorized shares, 100,000, issued and outstanding shares, 46,173 at December 31, 2015; 100,000 authorized shares, 49,577 issued and outstanding shares at December 31, 2014	462	496
Additional paid-in capital	64,622	111,659
Retained earnings	964,270	906,010
Accumulated other comprehensive loss	(228,861)	(115,950)
Total stockholders' equity - PRA Group, Inc.	800,493	902,215
Noncontrolling interest	39,254	-
Total equity	839,747	902,215
Total liabilities and total equity	$2,996,706	$2,778,751

PRA Group, Inc.
FINANCIAL HIGHLIGHTS
	As of and for the			As of and for the
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change
EARNINGS (in thousands)
Income recognized on finance receivables, net	$208,471	$222,660	-6%	$865,122	$807,474	7%
Fee income	19,649	22,800	-14%	64,383	65,675	-2%
Other revenue	2,065	5,271	-61%	12,513	7,820	60%
Total revenues	230,185	250,731	-8%	942,018	880,969	7%
Operating expenses	159,013	140,871	13%	631,674	538,901	17%
Income from operations	71,172	109,860	-35%	310,344	342,068	-9%
Net interest expense	15,321	13,493	14%	60,336	35,226	71%
Net income	40,988	46,991	-13%	168,131	176,505	-5%
Net income attributable to PRA Group, Inc.	40,970	46,991	-13%	167,926	176,505	-5%

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$71,372	$39,661	80%	$71,372	$39,661	80%
Finance receivables, net	2,202,113	2,001,790	10%	2,202,113	2,001,790	10%
Goodwill and intangible assets, net	518,944	538,378	-4%	518,944	538,378	-4%
Total assets	2,996,706	2,778,751	8%	2,996,706	2,778,751	8%
Borrowings	1,723,268	1,482,456	16%	1,723,268	1,482,456	16%
Total liabilities	2,156,959	1,876,536	15%	2,156,959	1,876,536	15%
Total equity - PRA Group, Inc.	800,493	902,215	-11%	800,493	902,215	-11%

FINANCE RECEIVABLE INCOME (dollars in thousands)
Cash collections	$369,371	$373,428	-1%	$1,539,495	$1,378,812	12%
Cash collections on fully amortized pools	8,280	17,785	-53%	52,202	68,349	-24%
Principal amortization without allowance (reversals)/charges	149,381	149,753	0%	645,004	576,273	12%
Allowance (reversal)/charge	11,519	1,015	1035%	29,369	(4,935)	-695%
Principal amortization with allowance (reversals)/charges	160,900	150,768	7%	674,373	571,338	18%
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	43.6%	40.4%	8%	43.8%	41.4%	6%
Excluding fully amortized pools	44.6%	42.4%	5%	45.3%	43.6%	4%
Allowance (reversal)/charge to period-end net finance receivables	0.5%	0.1%	932%	1.3%	(0.2%)	-641%

PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - Americas core	$120,554	$119,714	1%	$448,281	$408,721	10%
Purchase price - Americas insolvency	20,589	24,949	-17%	65,437	151,674	-57%
Purchase price - Europe core	79,735	123,194	-35%	430,198	860,744	-50%
Purchase price - Europe insolvency	4,976	11,625	-57%	19,895	11,625	71%
Purchase price - total	225,854	279,482	-19%	963,811	1,432,764	-33%
Number of portfolios - total	139	142	-2%	542	456	19%

ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - Americas core	$2,558,529	$2,229,403	15%	$2,558,529	$2,229,403	15%
Estimated remaining collections - Americas insolvency	448,652	642,552	-30%	448,652	642,552	-30%
Estimated remaining collections - Europe core	1,964,763	1,478,738	33%	1,964,763	1,478,738	33%
Estimated remaining collections - Europe insolvency	34,878	15,021	132%	34,878	15,021	132%
Estimated remaining collections - total	5,006,822	4,365,714	15%	5,006,822	4,365,714	15%
Adjusted estimated remaining collections (7)	5,114,923	4,437,264	15%	5,114,923	4,437,264	15%

SHARE DATA (share amounts in thousands)
Net income per common share - diluted	$0.86	$0.93	-7%	$3.47	$3.50	-1%
Weighted average number of shares outstanding - diluted	47,539	50,444	-6%	48,405	50,421	-4%
Shares repurchased	2,072	574	261%	3,683	574	542%
Average price paid per share repurchased (including acquisitions costs)	$38.60	$57.79	-33%	$44.94	57.79	-22%
Closing market price	$34.69	$57.93	-40%	$34.69	$57.93	-40%

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	19.8%	20.2%	-2%	19.9%	18.9%	5%
Return on revenue (2)	17.8%	18.7%	-5%	17.8%	20.0%	-11%
Return on average assets (3)	5.5%	6.9%	-20%	5.9%	8.0%	-26%
Operating margin (4)	30.9%	43.8%	-29%	32.9%	38.8%	-15%
Operating expense to cash receipts (5)	40.9%	35.6%	15%	39.4%	37.3%	6%
Debt to stockholders'equity (6)	215.3%	164.3%	31%	215.3%	164.3%	31%
Number of full-time equivalent collectors	2,173	2,457	-12%	2,173	2,457	-12%
Number of full-time equivalent employees	3,799	3,880	-2%	3,799	3,880	-2%
Cash receipts (5)	$389,020	$396,228	-2%	$1,603,878	$1,444,487	11%
Line of credit - unused portion at period end	446,769	352,926	27%	446,769	352,926	27%

(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals borrowings
(7) Equals total estimated remaining collections on our owned finance receivable portfolios plus the estimated remaining collections on certain of our other investments.

PRA Group, Inc.
FINANCIAL HIGHLIGHTS
	For the Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014
EARNINGS (in thousands)
Income recognized on finance receivables, net	$208,471	$208,184	$220,064	$228,403	$222,660
Fee income	19,649	17,803	13,878	13,053	22,800
Other revenue	2,065	3,443	3,255	3,750	5,271
Total revenues	230,185	229,430	237,197	245,206	250,731
Operating expenses	159,013	175,303	148,318	149,040	140,871
Income from operations	71,172	54,127	88,879	96,166	109,860
Net interest expense	15,321	16,787	13,452	14,776	13,493
Net income	40,988	17,583	51,425	58,135	46,991
Net income attributable to PRA Group, Inc.	40,970	17,396	51,425	58,135	46,991

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$71,372	$69,111	$56,811	$40,542	$39,661
Finance receivables, net	2,202,113	2,167,178	2,012,552	1,954,772	2,001,790
Goodwill and intangible assets, net	518,944	526,841	512,451	506,695	538,378
Total assets	2,996,706	2,984,550	2,783,756	2,700,613	2,778,751
Borrowings	1,723,268	1,654,457	1,503,363	1,479,262	1,482,456
Total liabilities	2,156,959	2,083,131	1,885,880	1,883,295	1,876,536
Total equity - PRA Group, Inc.	800,493	863,517	897,876	817,318	902,215

FINANCE RECEIVABLE COLLECTIONS (dollars in thousands)
Cash collections	$369,371	$380,753	$389,624	$399,747	$373,428
Cash collections on fully amortized pools	8,280	11,453	15,162	17,307	17,785
Principal amortization without allowance (reversals)/charges	149,381	161,234	164,675	169,714	149,753
Allowance (reversal)/charge	11,519	11,335	4,885	1,630	1,015
Principal amortization with allowance (reversals)/charges	160,900	172,569	169,560	171,344	150,768
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	43.6%	45.3%	43.5%	42.9%	40.4%
Excluding fully amortized pools	44.6%	46.7%	45.3%	44.8%	42.4%
Allowance (reversal)/charge to period-end net finance receivables	0.5%	0.5%	0.2%	0.1%	0.1%

PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - North America core	$120,554	$90,912	$98,317	$138,498	$119,714
Purchase price - North America insolvency	20,589	9,300	19,111	16,437	24,949
Purchase price - Europe core	79,735	240,385	88,499	21,579	123,194
Purchase price - Europe insolvency	4,976	3,959	2,450	8,510	11,625
Purchase price - total	225,854	344,556	208,377	185,024	279,482
Number of portfolios - total	139	128	136	139	142

ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - Americas core	$2,558,529	$2,421,506	$2,384,698	$2,370,086	$2,229,403
Estimated remaining collections - Americas insolvency	448,652	474,097	529,892	577,319	642,552
Estimated remaining collections - Europe core	1,964,763	1,903,226	1,685,694	1,619,454	1,478,738
Estimated remaining collections - Europe insolvency	34,878	30,081	26,807	24,838	15,021
Estimated remaining collections - total	5,006,822	4,828,910	4,627,091	4,591,697	4,365,714
Adjusted estimated remaining collections (7)	5,114,923	4,945,609	4,747,552	4,716,230	4,437,264

SHARE DATA (share amounts in thousands)
Net income per common share - diluted	$0.86	$0.36	$1.06	$1.19	$0.93
Weighted average number of shares outstanding - diluted	47,539	48,498	48,529	49,052	50,444
Shares repurchased	2,072	133	-	1,478	574
Average price paid per share repurchased (including acquisitions costs)	$38.60	$58.08	$-	$52.65	$57.79
Closing market price	$34.69	$52.92	$62.31	$54.32	$57.93

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	19.8%	7.8%	23.5%	30.1%	20.2%
Return on revenue (2)	17.8%	7.7%	21.7%	23.7%	18.7%
Return on average assets (3)	5.5%	2.3%	7.4%	8.7%	6.9%
Operating margin (4)	30.9%	23.6%	37.5%	39.2%	43.8%
Operating expense to cash receipts (5)	40.9%	44.0%	36.8%	36.1%	35.6%
Debt to stockholders'equity (6)	215.3%	191.6%	167.4%	181.0%	164.3%
Number of collectors	2,173	2,159	2,317	2,395	2,457
Number of full-time equivalent employees	3,799	3,715	3,820	3,847	3,880
Cash receipts (5)	$389,020	$398,556	$403,502	$412,800	$396,228
Line of credit - unused portion at period end	446,769	393,246	547,017	323,812	352,926

(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals borrowings
(7) Equals total estimated remaining collections on our owned finance receivable portfolios plus the estimated remaining collections on certain of our other investments.

Use of Non-GAAP Financial Measures

PRA Group, Inc. reports financial results in accordance with U.S. generally accepted accounting principles (GAAP).  However, the Company believes certain non-GAAP performance measures and ratios which exclude penalty and fees associated with the CFPB consent order, expenses associated with acquisitions, one-time tax items, legal costs not associated with normal operations, and constant currency adjustments may provide additional meaningful comparisons between current year results and prior periods.  Reconciliations from non-GAAP to the most directly comparable GAAP financial measures are provided below.  These non-GAAP financial measures should be viewed in addition to, not as an alternative for reported GAAP results.

The constant currency results assume that foreign revenues and expenses are translated from foreign currencies to the U.S. Dollar at rates consistent with the prior year, and that any benefit or loss caused by foreign currency fluctuations would be consistent with the prior year.  To do this the company translates the current year’s income statements into U.S. Dollars using the prior year’s average exchange rates and then replaces the foreign exchange gain or loss for the current year with the balance from the prior year.  Finally, the company calculates the tax impact of the constant currency results to reflect the current effective tax rate of the reporting period.

Three Months Ended December 31, 2015
	Cash Collections	Amortization	Income Recognized on Finance Receivables	Fee Income	Other Income	Total Revenues	Expenses	Income from Operations	Income before Taxes	Net Income	Diluted EPS
As Reported	$369,371	$160,900	$208,471	$19,649	$2,065	$230,185	$159,013	$71,172	$56,152	$40,970	$0.86
Adjustments:
CFPB expenses including penalty and redress	-	-	-	-	-	-	(111)	111	111	68	-
Acquisition and other expenses	-	-	-	-	-	-	(1,639)	1,639	1,639	1,005	0.02
Legal costs not associated with normal operations	-	-	-	-	-	-	(12,045)	12,045	12,045	7,383	0.16
Constant currency adjustments	10,884	5,603	5,281	558	725	6,564	4,143	2,421	(596)	(439)	(0.01)
Subtotal of adjustments	10,884	5,603	5,281	558	725	6,564	(9,652)	16,216	13,199	8,016	0.17
As Adjusted	380,255	166,503	213,752	20,207	2,790	236,749	149,361	87,388	69,351	48,986	1.03

Twelve Months Ended December 31, 2015
	Cash Collections	Amortization	Income Recognized on Finance Receivables	Fee Income	Other Income	Total Revenues	Expenses	Income from Operations	Income before Taxes	Net Income	Diluted EPS
As Reported	$1,539,495	$674,373	$865,122	$64,383	$12,513	$942,018	$631,674	$310,344	$257,522	$167,926	$3.47
Adjustments:
CFPB expenses including penalty and redress	-	-	-	-	-	-	(28,807)	28,807	28,807	19,641	0.41
Acquisition and other expenses	-	-	-	-	-	-	(5,628)	5,628	5,628	3,837	0.08
One-time tax items	-	-	-	-	-	-	-	-	-	2,026	0.04
Legal costs not associated with normal operations	-	-	-	-	-	-	(13,824)	13,824	13,824	9,426	0.19
Constant currency adjustments	22,232	10,984	11,248	759	424	12,431	8,038	4,393	7,323	5,078	0.10
Subtotal of adjustments	22,232	10,984	11,248	759	424	12,431	(40,221)	52,652	55,582	40,008	0.83
As Adjusted	1,561,727	685,357	876,370	65,142	12,937	954,449	591,453	362,996	313,104	207,934	4.30

Three Months Ended December 31, 2014
	Cash Collections	Amortization	Income Recognized on Finance Receivables	Fee Income	Other Income	Total Revenues	Expenses	Income from Operations	Income before Taxes	Net Income	Diluted EPS
As Reported	$373,428	$150,768	$222,660	$22,800	$5,271	$250,731	$140,871	$109,860	$93,469	$46,991	$0.93
Adjustments:
Acquisition and other expenses	-	-	-	-	-	-	(3,040)	3,040	3,040	2,049	0.04
Legal costs not associated with normal operations	-	-	-	-	-	-	(15)	15	15	10	-
Subtotal of adjustments	-	-	-	-	-	-	(3,055)	3,055	3,055	2,059	0.04
As Adjusted	373,428	150,768	222,660	22,800	5,271	250,731	137,816	112,915	96,524	49,050	0.97

Twelve Months Ended December 31, 2014
	Cash Collections	Amortization	Income Recognized on Finance Receivables	Fee Income	Other Income	Total Revenues	Expenses	Income from Operations	Income before Taxes	Net Income	Diluted EPS
As Reported	$1,378,812	$571,338	$807,474	$65,675	$7,820	$880,969	$538,901	$342,068	$301,013	$176,505	$3.50
Adjustments:
Acquisition and other expenses	-	-	-	-	-	-	(17,905)	17,905	17,905	11,094	0.22
One-time tax items	-	-	-	-	-	-	-	-	-	(1,232)	(0.02)
Loss on foreign currency exchange contracts	-	-	-	-	-	-	-	-	8,240	5,105	0.10
Legal costs not associated with normal operations	-	-	-	-	-	-	(426)	426	426	264	0.01
Subtotal of adjustments	-	-	-	-	-	-	(18,331)	18,331	26,571	15,231	0.30
As Adjusted	1,378,812	571,338	807,474	65,675	7,820	880,969	520,570	360,399	327,584	191,736	3.80

Investor Contact:
Darby Schoenfeld
Director of Investor Relations
(757) 431-7913
DCSchoenfeld@PRAGroup.com

News Media Contact:
Nancy Porter
Vice President, Corporate Communications
(757) 431-7950
NAPorter@PRAGroup.com